EXHIBIT 10.17

Instadose Pharma

July 29, 2021

[redacted]

Dear: Isidoro

Re: Letter Agreement between Instadose Pharma Corp. ("Instadose Pharma" or the "Company") and [redacted]

Subject to and in accordance with the terms and conditions hereinafter contained, this confidential letter agreement (the "**Agreement**") is intended to set forth the basic terms and conditions of the proposed business relationship (the "**Relationship**") between Instadose Pharma and IssyAmbe. This Agreement shall govern the parties' conduct under the Relationship until such time as it may be superseded in its entirety by a definitive partnership, shareholders, or joint venture agreement (the "**Definitive Agreement**"). For the purposes of this Agreement, Instadose Pharma and IssyAmbe shall each individually be referred to as a "**Party**" and collectively, the "**Parties**". All capitalized terms shall, unless inconsistent with the context in which they appear have the meanings and expressions derived from those terms as is set forth in the attached Schedule "A" to this Agreement.

I. Introduction

(a) [redacted] is a resident of Mexico;

(b) Instadose Pharma is a Canadian company possessing the knowledge and expertise required to create a large scale commercial growing, extraction, and global distribution platform capable of providing the pharmaceutical industry with sustainable, consistent, diverse, and low cost supplies of high quality Medicinal Plant Derivatives and Cannabinoid Oil for use in bulk as an API (the "**Global Platform**"). The Company has secured access to significant Medicinal Plant Rights in Canada, the Democratic Republic of the Congo and the Republic of North Macedonia. Today, the Company is in the active process of securing additional Medicinal Plant Rights in countries such Uzbekistan, India, Cameroon, and Mexico; and

(c) The Parties desire to work together under the Relationship to contribute to the Global Platform by engaging in the growing, cultivation, processing, production, and purchasing (as applicable) of Medicinal Plants and Cannabinoid Oil in Mexico (the "**Project**"). In doing so, the Parties will work together under the Project to secure Project Lands, construct Project Facilities, supply and import Project Equipment, secure Project Licenses, and export and sell Medicinal Plant Derivatives and Cannabinoid Oil (the "**Project Outputs**") produced or

purchased under the Project to pharmaceutical company buyers initially located within the European Union (the "**Business Purpose**").

II. The Project

The Parties agree to commence the Relationship in an effort to achieve the Business Purpose together on an exclusive basis. To achieve the Business Purpose, the Parties agree to the following material terms and conditions:

1. Project Scope

The Parties agree to commence the Relationship in an effort to undertake the Project and achieve the Business Purpose together on an exclusive basis. To achieve the Business Purpose, the Parties agree to work together under the Project to do the following:

(a) Incorporate or acquire a legal entity in Mexico ("**Instadose Mexico**") to be legally owned equally by the Parties;

(b) Acquire the Project Lands and secure the Project Licenses in the name of Instadose Mexico;

(c) Utilize Instadose Pharma's knowledge and expertise to:

(i) construct or purchase the Project Facilities;

(ii) purchase and import the Project Equipment to be used at the Project Facilities:

(iii) grow and cultivate Medicinal Plants on the Project Lands or purchase Medicinal Plants or Medicinal Plant Derivatives from local farmers;

(iv) utilize the Project Equipment to process, produce, package and/or bottle Project Outputs (as applicable) at the Project Facilities; and

(v) solicit purchasers and complete the sale of all Project Outputs produced or purchased by the Parties under the Project.

(d) Share the Gross Revenues generated by Instadose Mexico from the sale of Project Outputs under the Project in accordance with the Gross Revenue Share.

2. Project Term

The initial term of the Project shall be five (5) years commencing the date of this Agreement (the "**Initial Term**"). If no event which, with prior notice and/or lapse of time, shall permit either Party to terminate the Project shall have occurred and be continuing following completion of the Initial Term, the Initial Term may be extended for up to four (4) additional Initial Terms (each, an "**Extended Term**") upon the same terms and conditions herein or as otherwise may be agreed between the Parties.

3. **Project Roles and Responsibilities**

(a) [redacted]

The [redacted] undertakes to perform and be responsible for the following material matters for the benefit of Instadose Mexico and the Project:

(i) **Securing Project Lands** – Secure and obtain ownership or a leasehold interest in and over the Project Lands in the name of Instadose Mexico;

(ii) **Obtaining Project Licenses** – Work with local Mexican authorities to the secure the Project Licenses in the name of Instadose Mexico; and

(iii) **Project Contributions** – Contribute the following to the Project:

(1) its Proportionate Share of funding required to satisfy the Initial Project Budget;

(2) its Proportionate Share of the funding required to carry on the day-to-day operation of the Project as set forth in the Yearly Operational Budget; and

(3) its Proportionate Share of any and all Losses generated by Instadose Mexico under the Project.

(b) Instadose Pharma

Instadose Pharma undertakes to perform and be responsible for the following material matters for the benefit of Instadose Mexico and the Project:

(i) **Sourcing Project Equipment** – Secure and contribute to the Project all Project Equipment required to produce Project Outputs;

(ii) **Project Contributions** – Contribute the following to the Project:

(1) its Proportionate Share of funding required to satisfy the Initial Project Budget;

(2) its Proportionate Share of the funding required to carry on the day-to-day operation of the Project as set forth in the Yearly Operational Budget; and

(3) its Proportionate Share of any Losses generated by Instadose Mexico under the Project.

(iii) **GMP and EU-GMP Certification** – Assist Instadose Mexico in applying for and obtaining local GMP and EU-GMP certification for the Project Equipment and Project Facilities;

(iv) **Establishment of SOPs** – Establish and implement those SOPs required to be followed by Instadose Mexico for operating the Project and producing Project Outputs;

(v) **Compliance with GACP Guidelines** – Establish and implement those GACP Guidelines to be followed by Instadose Mexico in growing, cultivating, collecting, processing, and packaging Medicinal Plants and Medicinal Plant Derivatives (as applicable); and

(vi) **Solicitation of Supply Agreements** – Solicit and secure supply agreements from pharmaceutical buyers for all of the Project Outputs produced under the Project.

(c) <u>[redacted] and Instadose Pharma</u>

The [redacted] and Instadose Pharma undertake to jointly perform and be responsible for the following material matters for the benefit of Instadose Mexico and the Project:

(i) **Project Plan and Initial Project Budget** – The Parties agree to work together to prepare and finalize the Project Plan and Initial Project Budget within ninety (90) days of executing this Agreement. The Project Plan and Initial Project Budget may be revised from time to time, but no revision thereof shall be effective unless and until the same is approved in writing by the Parties;

(ii) **Annual Forecasts and Budgets** – The Parties agree to work together to prepare and finalize all Annual Forecasts and Budgets by no later than sixty (60) days in advance of each year throughout the Initial Term and any Extended Term. Annual Forecasts and Budgets may be revised from time to time, but no revision thereof shall be effective unless and until the same is approved in writing by the Parties;

(iii) **General Reporting Requirements** – The Parties agree to work together to ensure the production by Instadose Mexico of the following general reports with respect to the Project:

(1) by the fifteenth (15th) day after the end of each calendar month during the Initial Term or any Extended Term:

(A) an-up-to-date Annual Production Forecast should actual production of Project Outputs deviate from that set forth in the original Annual Production Forecast; and

(B) an up-to-date inventory list of all Project Outputs stored at the Project Facilities (specifying packaging label details, including weight);

(2) should either Party propose any alterations, amendments and/or refurbishments to any Project Facilities, all documents, drawings, data, reports, specifications and other information (whether in printed form or

in electronic form) produced in respect of such work, copies of all "as-built" drawings and such other technical and design information and completion records relating to the finished work as either Party may reasonably request;

(3) written reports containing the names, identity numbers and any other relevant details of any employees of Instadose Mexico or its sub-contractors who are engaged in respect of the Project;

(4) as soon as practicable after such should occur, a report containing any and all material events or developments that may arise in the course of the Project; and

(5) immediate written notice of any disruption or suspension of operations at the Project Facilities.

(iv) **Operation of the Project** – The Parties agree to work together to undertake Instadose Mexico's operation, management, and maintenance of the Project, including the Project Assets:

(1) in compliance with all applicable Regulatory Provisions and Relevant Consents;

(2) in a clean manner and in a state of good working order, repair, and clean orderly sanitary condition;

(3) in conformity with those SOPs relating to the operation of the Project Facilities;

(4) free from all environmental or health hazards; and

(5) in compliance with all applicable health and safety standards and labour Laws protecting all employees, staff, invitees, and patrons.

(v) **Employees and Training** – The Parties agree to work together to ensure that Instadose Mexico:

(1) employs or otherwise engages employees or other personnel on the Project Lands and at the Project Facilities in such number deemed necessary by the Parties to sufficiently carry out the Project;

(2) provides regular ongoing training for all employees or other personnel engaged by Instadose Mexico at the Project Lands and Project Facilities;

(3) ensures that all personnel and staff employed by Instadose Mexico at the Project Facilities shall at all times be clean, cleanly and tidily clothed so as to maintain uniformly high standards of presentation and delivery; and

(4) pays all employees or other personnel engaged by Instadose Mexico in connection with the Project in U.S. dollars and in such amounts that exceed what is minimally permitted by applicable Laws and/or Legislation.

III. Miscellaneous

(a) **Confidentiality** – The terms of this described herein shall be kept confidential until and unless the Parties hereto mutually agree upon the language and timing of a press release or other form of communication.

(b) **Amendment and Waivers** – Neither this Agreement nor any term hereof may be amended, modified or waived, except by written agreement signed by the Parties.

(c) **Successors and Assigns** – The provisions of this Agreement will enure to the benefit or, and be binding on, each Party's respective successors and assigns, and, as to any individual Party, such Party's heirs, executors and administrators. This Agreement will not be assignable in whole or in part by any Party hereto without the prior written consent of all Parties hereto. Upon such an assignment, the assignee shall become a Party to this Agreement.

(d) **Binding Agreement** – This Agreement is binding on the Parties subject to the right of either Party to terminate this Agreement in the event the Parties are unable to execute the Definitive Agreement by October 31, 2021.

(e) **Governing Law** – This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario.

(f) **Counterparts** – This Agreement may be executed in one or more counterparts (and by original, facsimile or electronic (including ".pdf") signatures), each of which will constitute an original and all of which together will constitute one and the same Agreement.

We look forward to speaking with you soon.

Yours truly,

INSTADOSE PHARMA CORP.

Per: ____________________________

Name: Grant F. Sanders
Title: CEO and Chairman

Agreed as of the 29 day of July, 2021:

Witness: ______________________ ______________________

[redacted]

Schedule "A"

Definitions

In this Agreement, the following terms shall, unless inconsistent with the context in which they appear have the following meanings and expressions derived from those terms shall bear corresponding meanings:

(a) "**Annual Forecasts and Budgets**" means:

(i) the annual conservative forecast prepared by the Parties in advance of each year throughout the Initial Term and any Extended Term setting forth the expected quantities of Project Outputs to be produced or purchased by the Parties under the Project ("**Forecasted Project Outputs**") as well as the expected Gross Revenue to be generated from the sale of said Forecasted Project Outputs; and

(ii) the annual conservative operational budget prepared in advance of each year throughout the Initial Term and any Extended term setting forth the expected costs to fund the day-to-day operations of the Project necessary to produce, export and sell the Forecasted Project Outputs.

(b) "**Cannabinoid Oil**" means crude oil, purified oil, and/or distilled oil extracted from Medicinal Plants (such as, but not limited to, CBD (exclusive of cannabis or hash oil) which may be used as an input in the manufacture of pharmaceutical products.

(c) "**CBD**" means cannabidiol and "**CBD Oil**" means cannabidiol oil.

(d) "**Environment**" means the aggregate of surrounding objects, conditions, and influences that influence the life and habitats of humans or any other organism or collection of organisms, and including all or any of the following media: air (including the air within any building or the air within any other man-made or natural structure above or below ground, water (including inland waters, groundwater and water in drains and sewers), and land.

(e) "**Environmental Laws**" means any Laws in respect of the Environment.

(f) "**Gross Revenue**" for the purposes of this Agreement shall mean those revenues generated from the sale of Project Outputs.

(g) "**Gross Revenue Share**" means fifty percent (50%) of Gross Revenue to Instadose Pharma and fifty percent (50%) of Gross Revenue to IssyAmbe.

(h) "**GACP Guidelines**" means the Guideline on Good Agricultural and Collection Practice (GACP) for Starting Materials of Herbal Origin (2006) adopted by the Committee on Herbal Medicinal Products (HMPC) of the European Medicines Agency.

(i) "**GMP**" is a system for ensuring that products are consistently produced and controlled according to quality standards. It is designed to minimize the risks involved in any pharmaceutical production that cannot be eliminated through testing the final product. GMP covers all aspects of production from the starting materials, premises, and equipment to the

training and personal hygiene of staff. Detailed written procedures are essential for each process that could affect the quality of the finished product. There must be systems to provide documented proof that correct procedures are consistently followed at each step in the manufacturing process - every time a product is made. EU-GMP certification is an enhancement to the GMP certification above as required for the European Union countries.

(j) "**Initial Project Budget**" means the initial Project roll-out budget setting forth the agreed upon expenditures required to, among other things, prepare and cultivate the Project Lands for farming, construct the Project Facilities, and achieve the first sales of Project Outputs under the Project.

(k) "**Laws**" means the common law, Legislation, and all judicial decisions and any notifications or other similar directives made pursuant thereto that have the force of law, issued by any executive, legislative, judicial or administrative entity in Mexico where the Project is located.

(l) "**Legislation**" means all applicable statutes, statutory instruments, by-laws, regulations, orders, rules, executive orders, treaties, directives, and codes of practice having the force of law in Mexico.

(m) "**Loss**" or "**Losses**" means losses, damages, liabilities, claims, actions, proceedings, demands, costs, charges, or expenses of any nature.

(n) "**Medicinal Plant Derivatives**" means predominantly dried cannabis (flowering tops/buds or the resin) and cannabis biomass and other related pharmaceutical derivatives (such as isolates and crystals) all of which are produced from Medicinal Plants.

(o) "**Medicinal Plants**" means plants, including, but not limited to, cannabis, whose oils and other derivatives when extracted from them can serve as inputs to pharmaceutical production.

(p) "**Project Assets**" means the Project Lands, Project Equipment, and Project Facilities.

(q) "**Project Equipment**" means that equipment used at the Project Facilities for the purpose of growing, cultivating, collecting, transporting, processing, producing, packaging, bottling, and storing Medicinal Plants, Medicinal Plant Derivatives, and Cannabinoid Oil (as applicable).

(r) "**Project Facilities**" means collectively, (i) one or more greenhouses, (ii) the Medicinal Plant Derivative drying, processing, packaging, labelling, and storage facilities, and (iii) the Cannabinoid Oil production, bottling, and storage facilities.

(s) "**Project Lands**" means the agricultural lands to be utilized by the Project for the purpose of growing, cultivating, collecting, transporting, processing, packaging, and storing Project Outputs in Mexico.

(t) "**Project Licenses**" means the government-issued licenses, permits, and authorizations required in Mexico to, among other things: (i) grow, cultivate, collect, transport, process, purchase, package, and store Project Outputs, (ii) export and sell Project Outputs from Mexico, and (iii) operate the Project for commercial purposes.

(u) **"Project Plan"** means the agreed upon plan for rolling out the Project which includes, but is not limited to, targeted dates for: (i) securing, growing, and cultivating Medicinal Plants on the Project Lands; (ii) applying for and securing the Project Licenses; (iii) sourcing and supply the Project Equipment; (iv) constructing or acquiring the Project Facilities: and (v) supplying Project Outputs to one or more pharmaceutical purchasers.

(v) **"Proportionate Share"** means fifty percent (50%) to Instadose Pharma and fifty percent (50%) to IssyAmbe).

(w) **"Regulatory Provisions"** means the guidelines for companies operating within Mexico and the prevailing laws, regulations, ordinances, policy directives and standards of Mexico and any Responsible Authority which in any way affects or applies to the conducting of the Project and/or this Agreement from time to time.

(x) **"Relevant Consents"** means all consents, permits, clearances, authorizations, approvals, rulings, exemptions, registrations, filings, decisions, licenses, certificates required to be issued by or made with any Responsible Authority in connection with either Party's performance obligations under this Agreement.

(y) **"Responsible Authority"** means legislature, any agency, local institution, department, inspectorate, minister, ministry, official or public or statutory person (whether autonomous or not) having jurisdiction over any or all of the Parties or the subject matter of this Agreement.

(z) **"SOPs"** means standard operating procedures for the processing, production, packaging, and shipping of Project Outputs and operation and maintenance of the Project Equipment and Project Facilities.